INTERNATIONAL ASSETS REPORTS FOURTH QUARTER RESULTS AND RECORD EARNINGS FOR FISCAL YEAR 2004

New York -- December 23, 2004 -- International Assets Holding Corporation (the "Company"; NASDAQ: IAAC) today announced record net income for the twelve months ended September 30, 2004 ("YTD 2004") of $2,525,000 compared to $1,264,000 for the twelve months ended September 30, 2003 ("YTD 2003"), an increase of 100%. Earnings per share for YTD 2004 increased by 47% to $0.50 per share ($0.41 diluted) from $0.34 per share ($0.33 diluted) for YTD 2003. Total revenues for YTD 2004 increased by 104% to $22,038,000 from $10,798,000 for YTD 2003. Total non-interest expenses for YTD 2004 increased by 82% to $16,934,000 from $9,279,000 for YTD 2003 and interest expense increased to $731,000 for YTD 2004 from $44,000 for YTD 2003.

For the three months ended September 30, 2004 ("Q4 2004") net income was $436,000 compared to net income of $1,022,000 for the three months ended September 30, 2003 ("Q4 2003"). Earnings per share were $0.07 per share ($0.06 diluted) for Q4 2004 against $0.22 per share ($0.21 diluted) for Q4 2003. The reduction in earnings per share was as a result of expansion costs, interest and debt amortization costs relating to the issue of the subordinated notes and the utilization of a tax loss carryforward in Q4 2003. Diluted earnings per share were further reduced by a 49% increase in the weighted average number of shares outstanding (7,359,545 for Q4 2004 vs. 4,929,197 for Q4 2003) due to the conversion of the subordinated notes during the Q4 2004.

Total revenue for Q4 2004 increased by 24% to $5,713,000 from $4,608,000 in Q4 2003. The growth in revenue was due to a substantial increase in the Company's international equity market-making activities, the continued growth of the debt trading activities and the acquisition of the specialist foreign exchange trading business of Global Currencies in July 2004. Non-interest expenses increased by 35% over the same period ($4,744,000 for Q4 2004 vs. $3,514,000 for Q4 2003) which was directly attributable to the expansion of the Company's existing business, the acquisition of the Global Currencies business and increased variable costs accompanying the increase in the Company's revenues. Interest expense increased to $267,000 for Q4 2004 from $29,000 for Q4 2003, due to the interest charge and debt issuance costs relating to the convertible notes as well as increased interest charges due to the increased foreign exchange trading activity as a result of the Global Currencies acquisition. Income before income taxes for Q4 2004 decreased by 34% to $702,000 from $1,064,000 for Q4 2003.

Total revenues for Q4 2004 of $5,713,000 were 23% greater than total revenues for Q3 2004 of $4,627,000, due largely to the acquisition of Global Currencies which offset weaker revenues from the securities businesses. Non-interest expenses increased 35% from $3,505,000 for Q3 2004 to $4,744,000 for Q4 2004, due to the acquisition of Global Currencies. Compared to Q3 2004, net income was up 1% (from $434,000 for Q3 2004 to $436,000 for Q4 2004) and diluted earnings per share were down from $0.07 for Q3 2004 to $0.06 cents for Q4 2004. The decrease in earnings per share was due to an increase of 19% in the weighted average number of diluted shares as a result of the conversion of the subordinated notes.

During Q4 2004 the Company fulfilled the conditions necessary to convert the convertible subordinated notes into common stock. In August 2004, the Company issued 2,086,923 common shares in exchange for the cancellation of $12,000,000 in outstanding notes.

Sean O'Connor, CEO stated, "During the 2004 fiscal year we made substantial progress in executing our strategic plan to expand and diversify our business. We have more than doubled the equity capital of the firm, doubled revenues and diversified our business and risk profile through the acquisition of Global Currencies and the launching of our asset management activities. We are pleased with this progress, but believe that it will take a number of quarters before we realize the full benefits of the expansion and are able to fully employ our increased capital at an appropriate rate of return."

Scott Branch, President stated, "Market conditions deteriorated significantly during the summer and into Q4 2004 with customer activity and decreased volumes in the securities segments of our business. The incremental revenue from Global Currencies served to offset much of this decline, demonstrating the benefits of diversification. We believe that trading conditions for our businesses may remain difficult during 2005 but that these conditions represent an opportunity to increase market share as weaker competitors exit the market."

Fiscal Fourth Quarter Results -- Unaudited (*):
	Three Months Ended September 30, 2004	Three Months Ended September 30, 2003	% Change Three Months	Twelve Months Ended September 30, 2004	Twelve Months Ended September 30, 2003	% Change Twelve Months
	("Q4 2004")	("Q4 2003")		("YTD 2004")	("YTD 2003")

Total revenues	$5,712,990	$4,607,828	24%	$22,037,729	$10,798,437	104%
Interest expense	$266,961	$29,139	**	$730,670	$43,682	**
Net revenues	$5,446,029	$4,578,689	19%	$21,307,059	$10,754,755	98%
Non-interest expenses	$4,744,450	$3,514,240	35%	$16,933,965	$9,279,061	82%
Income before income tax	$701,579	$1,064,449	-34%	$4,373,094	$1,475,694	196%
Income tax expense	$265,171	$42,051	531%	$1,847,739	$211,309	774%
Net income	$436,408	$1,022,398	-57%	$2,525,355	$1,264,385	100%

Earnings per share:
Basic	$0.07	$0.22	-68%	$0.50	$0.34	47%
Diluted	$0.06	$0.21	-71%	$0.41	$0.33	24%
Weighted average number of common shares outstanding:
Basic	6,076,159	4,618,682	32%	5,090,304	3,688,892	38%
Diluted	7,359,545	4,929,197	49%	6,111,223	3,862,761	58%

(*) Complete consolidated financial statements will be included in the Company's Form 10-KSB to be filed with the SEC. The Form 10-KSB will also be made available on the Company's web site at www.intlassets.com.

(**) Comparison not meaningful.

About International Asset Holding Corporation (Nasdaq IAAC)

International Assets Holding Corporation and its subsidiaries (the "Company") form a financial services group focused on select international securities and commodities markets. We commit our capital and expertise to market-making and trading of international financial instruments, currencies and commodities. The Company's activities are currently divided into four functional areas -- international equities market-making, international debt capital markets, foreign exchange/commodities trading and asset management. Additional information regarding the Company is available on the Company's web site at www.intlassets.com.

Certain statements in this document may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve known and unknown risks and uncertainties, many of which are beyond the Company's control, including adverse changes in economic, political and market conditions, losses from the Company's market-making and trading activities arising from counterparty failures and changes in market conditions, the possible loss of key personnel, the impact of increasing competition, the impact of changes in government regulation, the possibility of liabilities arising from violations of federal and state securities laws and the impact of changes in technology in the securities and commodities brokerage industries. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reasonable assumptions, there can be no assurances that the actual results, performance or achievement of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements.

Contact: Scott Branch, President
International Assets Holding Corporation
New York, NY 10017
Scott Branch, Phone (888) 345-4685 x 335